Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and “Policies and Procedures Regarding the Release of Portfolio Holdings” in the Statement of Additional Information, each dated March 1, 2023 and each included in this Post-Effective Amendment No. 69 to the Registration Statement (Form N-1A, File No. 033-31326) of Franklin Value Investors Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 19, 2022, with respect to the financial statements and financial highlights of Franklin Small Cap Value Fund, Franklin MicroCap Value Fund and Franklin Mutual U.S. Mid Cap Value Fund (formerly, Franklin Mutual U.S. Value Fund) (the funds constituting Franklin Value Investors Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 24, 2023